EXECUTION COPY

SECURITIES TRANSFER AGREEMENT

This Securities Transfer Agreement, dated as of June 24, 2016 (this “Agreement”), is by and between SWK FUNDING, LLC (“Funding”), SWK HOLDINGS CORPORATION (“Holdings” and, together with Funding, the “Sellers,” and each, a “Seller”) and SINDEX SSI LENDING, LLC (“Buyer”). Capitalized terms used and not otherwise defined in this Agreement shall have the meanings given to them in the Purchase and Sale Agreement (as defined below).

WHEREAS, Funding and Buyer are each a party to that certain LSTA Distressed Trade Confirmation (the “Trade Confirmation”) dated May 25, 2016 (the “Trade Date”) pursuant to which¸ inter alia, Funding agreed to transfer to Buyer, and Buyer agreed to receive from Seller, (i) 4,000 shares of the common stock of SynCardia Systems, Inc. (the “Company”), par value $0.01 per share, represented by share certificate No. 47 and owned by Funding (the “Common Shares”), (ii) 2,323,649 shares of the Company’s Series F Preferred Convertible Stock, par value $0.01 per share, represented by share certificates No. 3-F, 7-F and 134-F, respectively, and owned by Holdings (the “Preferred Shares,” and together with the Common Shares, the “Equity”) and (iii) Common Stock Purchase Warrants to purchase 34,551 Common Shares, represented by warrant certificates No. CS-2015-3 and CS-2105-6, respectively, issued by the Company to Funding (collectively, the “Warrants,” and together with the Equity, the “Securities”);

WHEREAS, all references to Common Shares herein refers to the number of Common Shares reflecting the one-to-ten reverse split effected by the Company on September 15, 2015;

WHEREAS, holders of the Securities are subject to the terms and conditions of that certain (i) Ninth Amended and Restated Stockholders’ Agreement made the 15th day of September, 2014 (the “Stockholders’ Agreement”), by and among SynCardia Systems, Inc. (the “Company”) and the stockholders party thereto (the “Stockholders”), (ii) Eleventh Amended and Restated Certificate of Incorporation of the Company filed on September 15, 2014, as amended by that certain Certificate of Amendment as filed on September 15, 2015 (as so amended, the “Certificate of Incorporation”) and (iii) Bylaws of the Company, effective as of September 15, 2014 (the “Bylaws” and , collectively with the Stockholders’ Agreement, the Certificate of Incorporation and the Warrants, the “Operative Documents”);

NOW, THEREFORE, subject to the terms and conditions of this Agreement and in consideration of the premises and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.               PURCHASE AND SALE OF THE SECURITIES

Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below), each of the Sellers shall sell, transfer, assign and convey the Securities described as owned by such Seller above, including, without limitation, all of its rights (including without limitation any registration rights) in connection with the Securities under the Operative Documents (collectively, the “Transferred Rights”), to Buyer, and, in consideration thereof, Buyer shall pay to Funding the Purchase Price set forth in that certain Purchase and Sale Agreement by and between Funding and Buyer dated as of the date hereof (the “Purchase and Sale Agreement”), as payment in full for the Loans (as defined therein) and the Securities, in immediately available funds pursuant to Funding’s wire transfer instructions set forth in the Purchase and Sale Agreement. As used herein, the “Closing Date” means the date upon which the conditions of closing set forth in Section 4 hereof have been satisfied or waived.

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2.               REPRESENTATIONS AND WARRANTIES OF SELLERS

Each of the Sellers hereby represents and warrants to Buyer as of the date hereof and as of the Closing Date that:

(a)                  Organization. Such Seller is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)                 Authority and Enforceability. Each Seller has all necessary corporate or limited liability company power and authority, as applicable, to execute, deliver, and perform its obligations under this Agreement and each of the other documents to be executed or delivered by such Seller in connection with this Agreement (the “Transaction Documents”) and to consummate the transactions contemplated hereby and thereby. This Agreement and the Transaction Documents have been duly authorized, executed and delivered by such Seller and, assuming due execution and delivery by Buyer, constitute legally valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles.

(c)                  No Violation. The execution and delivery of this Agreement and the Transaction Documents by such Seller and the performance by such Seller of its obligations hereunder and thereunder, will not (i) result in a breach or violation of any provision of such Seller’s organizational documents, (ii) violate or breach any statute, law, writ, order, rule or regulation of any government, governmental agency, authority, court or other tribunal (collectively, “Governmental Authority”) applicable to such Seller, (iii) breach or result in default of any judgment, injunction, decree or determination of any Governmental Authority applicable to such Seller or (iv) breach or violate any material agreement to which such Seller is a party or by which such Seller or any of its properties may be bound.

(d)                 Title to Transferred Rights. Except for any Liens (as defined below) under the Operative Documents, such Seller has good, legal and valid title to the Transferred Rights, is the beneficial owner of Transferred Rights, and has the full right to transfer the Transferred Rights. The Transferred Rights are owned by such Seller free and clear of any lien, pledge, security interest, charge, hypothecation, security agreement, security arrangement or encumbrance or other adverse claim against title of any kind, other than any transfer restrictions on the Securities prescribed by the Operative Documents (collectively, “Liens”). Such Seller has not previously sold, conveyed, transferred, assigned, participated, pledged or otherwise encumbered the Transferred Rights, in whole or in part. Upon delivery of the Securities to Buyer on the Closing Date against payment therefor as contemplated hereby, such Seller will transfer to Buyer good, legal and valid title to the Transferred Rights free and clear of any and all Liens, except for any Liens created or allowed by the Buyer. Such Seller has not made any prior assignment, transfer or participation of the Transferred Rights or of any interest therein and has not entered into any agreement (other than the Transaction Documents and the Trade Confirmation) or arrangement to do the same.

(e)                  Consents and Approvals. Except for the consent of the Company required pursuant to the Operative Documents, neither the execution and delivery by such Seller of this Agreement, nor the performance by such Seller of its obligations under this Agreement requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any Governmental Authority or any individual, partnership, corporation, limited liability company, association, estate, trust, business trust, fund, investment account or other entity (each, including a Governmental Authority, a “Person”).

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(f)                  No Public Sale or Distribution. Neither such Seller nor anyone acting on its behalf has taken any action which could subject the sale of the Securities to the registration requirements of Section 5 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”). The Securities were not offered or sold to the Buyer by any form of general solicitation or general advertising. The Securities were acquired by the such Seller without a view to any public resale or other distribution thereof in violation of the Securities Act or any other applicable securities laws.

(g)                 Sophistication; Non-reliance. Such Seller (i) is a sophisticated investor and has such knowledge and experience in financial and business matters as to be capable of evaluating independently the merits, risks and suitability of entering into this Agreement and the transactions contemplated hereby, (ii) has conducted its own analysis and due diligence and independently obtained such information as it deems necessary in order to make an informed investment decision with respect to the Transferred Rights, (iii) is able to bear the risks attendant to the transactions contemplated hereby, and (iv) is dealing with the Buyer on a professional arm's-length basis and neither the Buyer nor any of its affiliates is acting as a fiduciary or advisor to such Seller with respect to this Agreement or any of the transactions contemplated hereby.

(h)                 ERISA. No interest in the Transferred Rights of such Seller is being sold by or on behalf of the following (collectively, a “Benefit Plan”): (i) an “employee benefit plan” (as defined in the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated under it (“ERISA”)) that is subject to Title I of ERISA; (ii) a “plan” as defined in Section 4975 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it (the “Code”); or (iii) any entity whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

(i)                   No Broker. There is no investment banker, broker, finder, or other intermediary retained by or authorized to act on behalf of such Seller who might be entitled to any fee or commission from Buyer or any of its affiliates upon consummation of the transactions contemplated hereby.

(j)                   No Proceedings. There is no action, lawsuit, arbitration, claim or proceeding pending or, to the best of Seller’s knowledge, threatened, against such Seller that could reasonably be expected to impede the consummation of the transaction contemplated hereby or that will materially and adversely affect the Securities.

(k)                 Compliance with Transfer Provisions. Such Seller has complied with, and has performed, all obligations required to be complied with or performed by it under the Operative Documents in order to effectuate the transfer of the Securities from such Seller to Buyer.

(l)                   No Dividends. Such Seller has not received any payments or other distribution, including, without limitation, dividends, with respect to the Transferred Rights on or since the Trade Date.

(m)                No Other Equity in the Company; Amount of Securities. Such Seller holds no equity or other ownership interest in the Company, other than the Securities. Notwithstanding the amounts set forth in the certificates representing the Securities, the amount of the Securities set forth in the Recitals is the current amount of such Securities held by such Seller and to be transferred to Buyer hereunder (as contemplated in the Trade Confirmation).

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3.     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers as of the date hereof and as of the Closing Date that:

(a)                  Organization. Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)                 Authority and Enforceability. Buyer has all necessary power and authority to execute, deliver, and perform its obligations under this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby. This Agreement and the Transaction Documents have been duly executed and delivered by Buyer and, assuming due execution and delivery by Sellers, constitute legally valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles.

(c)                  No Violation. The execution and delivery of this Agreement and the Transaction Documents by Buyer, and the performance by Buyer of its obligations hereunder and thereunder, will not (i) result in a breach or violation of any provision of Buyer’s organizational documents, (ii) violate or breach any statute, law, writ, order, rule or regulation of any Governmental Authority applicable to Buyer, (iii) breach or result in default of any judgment, injunction, decree or determination of any Governmental Authority applicable to Buyer or (iv) breach or violate any material agreement to which Buyer is a party or by which Buyer or any of its properties may be bound.

(d)                 Consents and Approvals. Except for the consent of the Company required in the Operative Documents, neither the execution and delivery by Buyer of this Agreement, nor the performance by Buyer of its obligations under this Agreement requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any Governmental Authority or any other Person.

(e)                  Non-reliance. Buyer (i) is a sophisticated investor and has such knowledge and experience in financial and business matters as to be capable of evaluating independently the merits, risks and suitability of entering into this Agreement and the transactions contemplated hereby, (ii) has conducted its own analysis and due diligence and independently obtained such information as it deems necessary in order to make an informed investment decision with respect to the Transferred Rights, (iii) is able to bear the risks attendant to the transactions contemplated hereby, and (iv) is dealing with Sellers on a professional arm's-length basis and neither Sellers nor any of their respective affiliates is acting as a fiduciary or advisor to Buyer with respect to this Agreement or any of the transactions contemplated hereby.

(f)                  Accredited Investor; Acquisition for Own Account. Buyer is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act. Buyer is acquiring the Securities from Sellers for Buyer’s own account as principal and not with a view to distribution thereof in violation of the Securities Act or any other securities laws.

(g)                 Restrictions on Transfer; No Public Market; Speculative Value. Buyer understands and acknowledges that (i) there are restrictions on the Buyer's ability to resell the Securities under the applicable securities laws and under the Operative Documents, (ii) the Securities are being offered and sold to it in reliance on one or more specific exemptions from the registration requirements of United States federal and state securities laws, and that the Sellers are relying in part upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties and understandings of the Buyer set forth in this Agreement and the Transaction Documents in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities; (iii) the Securities have not been registered under the Securities Act or the securities laws of any state, and may not be sold except pursuant to an effective registration statement or pursuant to a duly available exemption from such registration requirements, (iv) any certificates or book entry accounts representing the Securities will bear a legend describing such restrictions on transfer, (v) there is no public market for the Securities, the Securities will not trade on an exchange or automatic quotation system, and no such market is expected to develop and (vi) the Securities are of a speculative value only.

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(h)                 ERISA. No interest in the Transferred Rights is being acquired by or on behalf of one or more Benefit Plans.

(i)                   No Broker. There is no investment banker, broker, finder, or other intermediary retained by or authorized to act on behalf of Buyer who might be entitled to any fee or commission from Sellers or any of their respective affiliates upon consummation of the transactions contemplated hereby.

(j)                   No Proceedings. There is no action, lawsuit, arbitration, claim or proceeding pending or, to the best of Buyer’s knowledge, threatened, against Buyer that could reasonably be expected to materially and adversely affect any action taken or to be taken by Buyer under this Agreement.

(k)                 Compliance. Assuming the truth and accuracy of Sellers’ representations and warranties set forth in Section 2(k) above, Buyer is acquiring the Securities from Sellers in accordance and compliance with the terms of the Operative Documents

(l)                   Restricted Transferee; Qualified Successor. Buyer is not a Restricted Transferee (as defined in the Stockholders’ Agreement). Buyer is a Qualified Successor (as defined in the Warrants).

4.     CONDITIONS OF CLOSING

(a)                  Conditions to Sellers' Obligation to Transfer. The obligation of Sellers to transfer, assign and convey the Securities to Buyer on the Closing Date is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by Sellers in whole or in part):

(i)               The representations and warranties of Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Closing Date.

(ii)             Buyer shall have duly executed and delivered to Sellers the Purchase and Sale Agreement (and paid to Funding the Purchase Price thereunder). Buyer shall have duly executed and delivered to Sellers a transfer notice in substantially the form prescribed by Warrants (the “Warrant Transfer Notice”), a form of which is attached as Exhibit A hereto. Buyer and the Company shall have duly executed and delivered to Sellers a transfer notice in substantially the form prescribed by Stockholders’ Agreement (the “Share Transfer Notice”; and together with the Warrant Transfer Notice, the “Transfer Notices”), a form of which is attached as Exhibit B hereto.

(iii)           The Company (or its transfer agent or counsel, as the case may be) shall have confirmed to Sellers, in writing, that (A) it has received all documents, in acceptable form, that are necessary to effect the transfer of the Securities from Seller to Buyer, (B) it is prepared to effect such transfer and (C) the Operative Documents have not been amended except as set forth in the recitals above.

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(b)                 Conditions to Buyer’s Obligation to Receive the Securities. The obligation of Buyer to receive the Securities, is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by Buyer in whole or in part):

(i)               The representations and warranties of each Seller shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and each Seller shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Seller at or prior to the Closing Date.

(ii)             Each Seller, as applicable, shall have duly executed and delivered (A) to Buyer the Purchase and Sale Agreement and (B) to the Company the Transfer Notices. Buyer shall have received a copy of the fully executed Transfer Notices from Sellers.

(iii)           The Company (or its transfer agent or counsel, as the case may be) shall have confirmed to Buyer, in writing, that (A) it has received all documents, in acceptable form, that are necessary to effect the transfer of the Securities from Seller to Buyer, (B) it is prepared to effect such transfer and (C) the Operative Documents have not been amended except as set forth in the recitals above.

5.     DISTRIBUTIONS

If at any time after the Trade Date, either Seller receives a distribution on account of the Transferred Rights (a “Distribution”), whether or not the Distribution is assignable, such Seller shall (i) accept and hold the Distribution (to the extent received by such Seller) on behalf of and for the sole benefit of Buyer, (ii) have no equitable or beneficial interest in the Distribution and (iii) on or after the Closing Date, deliver the Distribution (free of any withholding, setoff, recoupment, or deduction of any kind except as required by law) promptly (but in the case of a cash Distribution, in no event later than two (2) business days after the date on which such Seller receives the Distribution) to Buyer in the same form received and, when necessary or appropriate, with such Seller’s endorsement (without recourse, representation, or warranty), except to the extent prohibited under any applicable law, rule, order or other document governing the transfer of any such Distribution, or use commercially reasonable efforts (at Buyer’s sole expense) to assist Buyer to cause the Distribution to be registered in Buyer’s name, or such name as Buyer may direct in writing, and deliver securities or any non-cash Distribution to Buyer or to such entity as Buyer may direct as soon as practicable.

6.          MISCELLANEOUS

(a)                  Further Assurances. Each of the parties agrees to (i) execute and deliver, or cause to be executed and delivered, all such other and further agreements, documents and instruments and (ii) take or cause to be taken all such other and further actions as the other parties may reasonably request to effectuate the intent and purposes, and carry out the terms, of this Agreement and the Transaction Documents.

(b)                 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without regard to any conflicts of law provision that would require the application of the laws of any other jurisdiction). Each of the Sellers and Buyer irrevocably and unconditionally submit to and accept the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York for any action, suit or proceeding arising out of or based upon this Agreement or any matter relating to it, and waives any objection that it may have to the laying of venue in any such court or that any such court is an inconvenient forum or does not have personal jurisdiction over it.

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(c)                  Indemnification. Each of the parties hereto (the “Indemnifying Party”) shall indemnify, defend, and hold the other parties hereto and its officers, directors, agents, partners, members, controlling entities and employees (collectively, “Indemnitees”) harmless from and against any liability, claim, cost, loss, judgment, damage or expense (including reasonable attorneys’ fees and expenses) that any Indemnitee incurs or suffers as a result of, or arising out of, a breach by the Indemnifying Party of any of its representations, warranties, covenants or agreements in this Agreement.

(d)                 Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

(e)                  Expenses. Except as otherwise stated herein, each party will be responsible for its own costs and expenses in connection with the transactions contemplated by this Agreement.

(f)                  Successors and Assigns. This Agreement and the Transaction Documents shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. In no event will either party assign or transfer any of its rights or obligations hereunder without the express prior written consent of the other party. Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties to this Agreement and their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(g)                 Entire Agreement; Amendment and Waiver. This Agreement and the Transaction Documents constitute the entire understanding of the parties hereto and supersede all prior understandings among such parties. If there is any inconsistency or conflict between this Agreement and the Transaction Documents, the provisions of this Agreement shall govern and control. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of Sellers and Buyer.

(h)                 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

(i)                   Confidentiality. Each of the Sellers and Buyer agrees that, without the prior consent of the other party or parties, as applicable, it shall not disclose the contents of this Agreement to any Person, except that any party may make any such disclosure (a) as required to implement or enforce this Agreement, (b) if required to do so by any law, court, regulation, subpoena or other legal process, (c) to any Governmental Authority or self-regulatory entity having or asserting jurisdiction over it, (d) if its attorneys advise it that it has a legal obligation to do so or that failure to do so may result in it incurring a liability to any other Person or sanctions that may be imposed by any Governmental Authority, or (e) to its affiliates, directors, officers, employees, agents, advisors, counsel and auditors. Notwithstanding the foregoing, Buyer acknowledges that Holdings is a public company and may be required to disclose this Agreement and the other Transaction Documents or their terms as part of its public reporting, and may do so with prior written notice to and consultation with, but without the consent of, Buyer.

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(j)                   Survival. All representations, warranties, covenants and agreements contained in or made pursuant to this Agreement shall survive the consummation of the transactions contemplated hereunder.

(k)                 Severability of Provisions. The invalidity or unenforceability of any particular provision of this Agreement, or any agreement or certificate entered into in connection with the transactions contemplated hereby, shall not affect the other provisions hereof or thereof, which shall continue in full force and effect.

(l)                   Waiver of Jury Trial. EACH PARTY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LAWSUIT, ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR TO BE DELIVERED IN CONNECTION WITH THIS AGREEMENT AND AGREES THAT ANY LAWSUIT, ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(signatures on following page)

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IN WITNESS WHEREOF, this Agreement is executed as of the date set forth above.

SELLER:

SWK HOLDINGS CORPORATION

By:	/s/ Winston Black
Name: Winston Black
Title: CEO

SWK FUNDING, LLC

by: SWK Holdings Corporation, its sole Manager

By:	/s/ Winston Black
Name: Winston Black
Title: CEO

BUYER:

SINDEX SSI LENDING, LLC

By:	/s/ Paul Halpern
Name: Paul Halpern
Title: Authorized Signatory